Exhibit A(1)(b) - Form of Standard Terms and Conditions of Trust

Standard Terms and Conditions of Trust

For

Nuveen Unit Investment Trusts

Effective for Unit Investment Trusts Investing in Equity Securities
Established On and After May __, 2016

(Including Nuveen Unit Investment Trust, Series 133
and Subsequent Series)

Among

Nuveen Securities, LLC
as Depositor

and

The Bank of New York Mellon
as Trustee

and

Nuveen Fund Advisors, LLC
as Evaluator

and

Nuveen Fund Advisors, LLC
as Supervisor

Dated: May ___, 2016

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TABLE OF CONTENTS
(CONTINUED)

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Standard Terms and Conditions of Trust
for
Nuveen Unit Investment Trusts

These Standard Terms and Conditions of Trust are executed by the Depositor, the Trustee, the Evaluator and the Supervisor.

W i t n e s s e t h T h a t:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and the Supervisor agree as follows:

Introduction

These Standard Terms and Conditions of Trust shall be applicable to Nuveen Securities, LLC unit investment trusts as provided in this paragraph. For Nuveen Securities, LLC unit investment trusts to which these Standard Terms and Conditions of Trust are to be applicable, the Depositor, the Trustee, the Evaluator and the Supervisor shall execute a Trust Agreement incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusions from or additions or exceptions to such incorporation by reference for the purposes of each Trust or variation of the terms hereof for the purposes of each Trust.

Now Therefore, in consideration of the premises and of the mutual agreements herein contained the Depositor, the Trustee, the Evaluator and the Supervisor agree as follows:

Article I

Definitions

Section 1.01.     Definitions. Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

(1)            “Depositor” shall mean Nuveen Securities, LLC and its successors in interest, or any successor depositor appointed as hereinafter provided.

(2)            “Trustee” shall mean The Bank of New York Mellon, or any successor trustee appointed as hereinafter provided.

(3)            “Evaluator” shall mean Nuveen Fund Advisors, LLC and its successors in interest, or any successor evaluator appointed as hereinafter provided.

(4)            “Supervisor” shall mean Nuveen Fund Advisors, LLC and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided.

(5)            “Additional Securities Delivery Period” shall have the meaning assigned to it in Section 2.01.

(6)            “Affiliated Redeeming Unitholder” shall have the meaning assigned to it in Section 6.02.

(7)            “Business Day” shall mean any day other than (a) a Saturday or Sunday, (b) any day on which the New York Stock Exchange is closed, (c) with respect to a Trust which holds only Securities principally traded on a foreign securities exchange in a single country, any day on which such foreign securities exchange is closed due to a customary business holiday on such exchange and (d) any other day listed as excepted in the Prospectus, as may be amended from time to time.

(8)            “Capital Account” shall have the meaning assigned to it in Section 3.03.

(9)            “Cash” shall have the meaning assigned to it in Section 2.01.

(10)         “Contract Securities” shall mean Securities which are not actually delivered concurrently with the execution and delivery of the Trust Agreement and which are to be acquired by a Trust pursuant to contracts which have been assigned to the Trustee, including (a) Securities listed in Schedule A to the Trust Agreement and (b) Securities which the Depositor has contracted to purchase for the Trust pursuant to Section 2.01 hereof.

(11)         “Creation and Development Account” shall have the meaning assigned to it in Section 3.15.

(12)         “Deferred Sales Charge Payment” shall have the meaning assigned to it in Section 3.14.

(13)         “Deferred Sales Charge Payment Dates” shall mean the dates specified for the payment of the deferred sales charge and the creation and development fee under “Fee Table” in the Prospectus relating to a Trust.

(14)         “Delivery Period” shall have the meaning assigned to it in Section 2.01.

(15)         “Depositor’s Account” shall have the meaning assigned to it in Section 3.14.

(16)         “Discretionary Assets” shall have the meaning assigned to it in Section 6.02.

(17)         “Distribution Agent” shall mean the Trustee acting in its capacity as distribution agent pursuant to Section 6.04 herein.

(18)         “Distribution Date” shall mean each “Distribution Date” set forth under “Essential Information” in the Prospectus relating to a Trust.

(19)         “Evaluation” shall have the meaning assigned to it in Section 5.01.

(20)         “Evaluation Time” shall mean the close of regular trading on the New York Stock Exchange or such other time stated in the Prospectus related to a Trust.

(21)         “Failed Contract Security” shall have the meaning assigned to it in Section 3.12.

(22)         “Fund” shall mean the collective Trusts created by the Trust Agreement, which shall consist of the Securities held pursuant and subject to the Indenture together with all undistributed income or other amounts received or accrued thereon, any undistributed cash held in the Income or Capital Accounts or otherwise realized from the sale, redemption, liquidation, or maturity thereof. Such amounts as may be on deposit in any Reserve Account hereinafter established shall be excluded from the Fund.

(23)         “Fund Shares” shall mean any Securities issued by an investment company registered under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(24)         “Grantor Trust” shall mean a Trust other than a RIC.

(25)         “Income Account” shall have the meaning assigned to it in Section 3.02.

(26)         “Income Distribution” shall have the meaning assigned to it in Section 3.05.

(27)         “Indenture” shall mean these Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Trust Agreement creating a particular series of the Fund.

(28)         “Index Trust” shall mean a Trust which has elected to be taxed as a “regulated investment company” as defined in the United States Internal Revenue Code of 1986, as amended (the “Code”), and invests primarily in securities which are components of a single recognized securities index with the objective of (a) holding a portfolio of Securities which substantially replicates the components of such index and the weightings thereof on an ongoing basis over such Trust’s life and/or (b) achieving a total return comparable to such index on an ongoing basis over such Trust’s life. Such recognized securities index related to an Index Trust shall be referred to herein as the Trust’s “Target Index.”

(29)         “Initial Date of Deposit” shall mean the date of the Trust Agreement applicable to a Trust.

(30)         “In Kind Distribution” shall have the meaning assigned to it in Section 6.02.

(31)         “Letter of Credit” shall mean the letter of credit or letters of credit provided to the Trustee by a financial institution for the purchase of any Contract

Security deposited in a Trust. In the event that the Trustee draws on the Letter of Credit, the Trustee shall provide the Depositor with notice upon the withdrawal.

(32)         “Mandatory Termination Date” shall have the meaning assigned to it in Section 9.02 and shall be set forth under “Essential Information” in the Prospectus relating to a Trust.

(33)         “MFQS” shall mean Mutual Fund Quotation Service or similar service operated by The Nasdaq Stock Market, Inc. or its successor.

(34)         “Nasdaq” shall mean The Nasdaq Stock Market, Inc.

(35)         “New Series” shall have the meaning assigned to it in Section 6.04.

(36)         “Percentage Ratio” shall mean (a) with respect to a Trust other than an Index Trust, the percentage relationships existing on the Initial Date of Deposit between each Security per Unit and all Securities attributable to each Unit and (b) with respect to an Index Trust, the actual number of shares of each Security as a percent of all shares of Securities necessary to cause the Trust portfolio to replicate, to the extent practicable, the Trust’s Target Index immediately prior to any subsequent deposit of Securities. The Percentage Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the occurrence of a stock dividend, a stock split or a similar event which affects the capital structure of the issuer of a Security.

(37)         “Prospectus” shall mean (a) the prospectus relating to a Trust filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 497(b) under the Securities Act of 1933, as amended (the “Securities Act”), and dated the date of the Trust Agreement or (b) if any post-effective amendment to such prospectus shall be subsequently made effective under the Securities Act, such post-effective amendment thereto.

(38)         “Record Date” shall mean each “Record Date” set forth under “Essential Information” in the Prospectus relating to a Trust.

(39)         “Redemption Date” shall have the meaning assigned to it in Section 6.02.

(40)         “Redemption Price” shall have the meaning assigned to it in Section 6.02.

(41)         “Reinvestment Notice Date” shall have the meaning assigned to it in Section 3.05.

(42)         “Replacement Security” shall have the meaning assigned to it in Section 3.12.

(43)         “Reserve Account” shall have the meaning assigned to it in Section 3.04.

(44)         “RIC” shall mean a Trust which has elected to be treated as a “regulated investment company” under the Code, as described in Section 3.17.

(45)         “Rollover Distribution” shall have the meaning assigned to it in Section 6.04.

(46)         “Rollover Unitholder” shall have the meaning assigned to it in Section 6.04.

(47)         “Securities” shall mean the equity securities of corporations or other entities, including Contract Securities, deposited in irrevocable trust and listed in the Schedule(s) to the Trust Agreement or which are deposited in or purchased on behalf of a Trust pursuant to Section 2.01(b) hereof or as otherwise permitted hereby, and any securities received in exchange, substitution or replacement for such securities, as may from time to time continue to be held as a part of the Trusts.

(48)         “Special Redemption Date” shall mean the Mandatory Termination Date or such other meaning assigned to it in the Trust Agreement.

(49)         “Subscription Notice” shall have the meaning assigned to it in Section 2.01.

(50)         “Target Index” shall have the meaning assigned to it in the definition of “Index Trust” herein.

(51)         “Trade Date” shall have the meaning assigned to it in Section 2.01.

(52)         “Trust” or “Trusts” shall mean the separate trust or trusts, created by this Indenture, the Securities constituting the portfolios of which are listed in the various separate Schedule(s) attached to the related Trust Agreement or as set forth under “Trust Portfolio” in the Prospectus relating to a Trust.

(53)         “Trust Agreement” shall mean the reference trust agreement for the particular series of the Fund into which these Standard Terms and Conditions are incorporated.

(54)         “Trust Evaluation” shall have the meaning assigned to it in Section 6.01.

(55)         “Unit” in respect of any Trust shall mean the fractional undivided interest in and ownership of the Trust which shall be initially equal to the fraction specified in the Trust Agreement, the numerator of which is one and the denominator of which fraction shall be (a) increased by the number of any additional Units issued pursuant to Section 2.03 hereof, (b) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03 and (c) decreased by the number of any Units redeemed as provided in Section 6.02 hereof. Whenever reference is made herein to the “interest” of a Unitholder in the Trust or in the Income and Capital Accounts, it shall mean such fractional undivided interest represented by the number of Units held of record by such Unitholder.

(56)         “Unitholder” shall mean the registered holder of any Units of beneficial interest as recorded on the books of the Trustee, his legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a registered holder of any Unit, and, as such, shall be deemed a beneficiary of the Trust created by this Indenture to the extent of his or her pro rata share thereof.

(57)         “Unit Value” shall have the meaning assigned to it in Section 6.01.

(58)         Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.

(59)         The words “herein,” “hereby,” “herewith,” “hereof,” “hereinafter,” “hereunder,” “hereinabove,” “hereafter,” “heretofore” and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

Article II

Deposit of Securities; Acceptance of Trust; Separate Trusts;
Form and Issuance of Units

Section 2.01.     Deposit of Securities. (a) The Depositor, on the date of the Trust Agreement, has deposited with the Trustee in trust the Securities listed in the Schedule(s) attached to the Trust Agreement, or as set forth in the Prospectus relating to a particular Trust under “Trust Portfolio” (the “Schedule(s)”), in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, or cash with instructions to purchase such securities, to be held, managed and applied by the Trustee as herein provided. The Depositor shall deliver to the Trustee the Securities listed on said Schedule(s) to the Trust Agreement which were represented by Contract Securities within ten (10) calendar days after the date of the Trust Agreement (the “Delivery Period”). If a contract to buy such Contract Securities is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities to be delivered pursuant to such contract are not delivered to the Trust by the end of the Delivery Period, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.12. In the event that the Trustee draws on the Letter of Credit, the Trustee shall provide the Depositor with notice upon the withdrawal. If the Depositor does not take the action specified in Section 3.12 within ten (10) calendar days of the end of the Delivery Period, the Trustee shall forthwith take the action specified in Section 3.12.

(b)            From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional

Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or purchase contracts relating to Contract Securities), and/or (ii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. The Depositor may act as broker or agent to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor’s instructions or made by the Depositor as broker, except by reason of its own gross negligence, lack of good faith or willful misconduct.

With respect to an Index Trust, such additional Securities may be deposited or purchased in round lots; if the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Securities in the Trust most under-represented in the Trust’s portfolio in comparison to their weighting in the Trust’s Target Index. The Depositor shall deliver the additional Securities which were not delivered concurrently with the deposit of additional Securities and which were represented by Contract Securities within ten (10) calendar days after such deposit of additional Securities (the “Additional Securities Delivery Period”). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.12. If the Depositor does not take the action specified in Section 3.12 within ten (10) calendar days of the end of the Additional Securities Delivery Period, the Trustee shall forthwith take the action specified in Section 3.12.

In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, “Cash” means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) to be credited to the Income Account received by the Trust as of the date of the deposit or receivable by the Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee’s calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit.

With respect to any Grantor Trust, any contrary authorization in the preceding paragraphs notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Securities if such deposits occur within twenty (20) days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit. The provisions of this paragraph shall not apply to any Trust that is a RIC.

The Depositor is solely responsible for the composition of the Trust portfolio, and the Trustee shall have no responsibility or liability for such composition, other than to assure that the identity of the securities received in settlement of Contract Securities or acquired pursuant to the Depositor’s instructions is correct.

(c)             In connection with the deposits described in Section 2.01(a) and (b), the Depositor has deposited, in the case of Section 2.01(a) deposits, and, prior to the Trustee accepting a Section 2.01(b) deposit, the Depositor will deposit, cash and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Securities included in such deposit. The terms of any Letter of Credit must unconditionally allow the Trustee to draw on the full amount of such available Letter of Credit. The Trustee may deposit such cash or cash drawn on the Letter of Credit in a non-interest bearing account for a Trust, if any Contract Security requires settlement in a foreign currency, in connection with the deposit of such Contract Security the Depositor will deposit with the Trustee either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Security and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contract.

(d)            In the event that the purchase of Contract Securities pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by Contract Securities are not delivered to a Trust in accordance with Section 2.01(a) or 2.01(b) and the moneys, or, if applicable, the moneys drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.12 purchases of Replacement Securities, such funds, to the extent of the purchase price of Failed Contract Securities for which no Replacement Securities were acquired pursuant to Section 3.12, plus all amounts described in the next succeeding sentence, shall be credited to the Capital Account and distributed pursuant to Section 3.05 to Unitholders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall deliver to the Trustee, for distribution to Unitholders as above provided, the pro rata portion of the sales charge levied on the sale of Units to such Unitholder attributable to such Failed Contract Security. Any amounts remaining from moneys drawn on the Letter of Credit which are not used to purchase Replacement Securities shall be paid to the Depositor.

(e)             The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or to hold the Securities in a clearing agency registered or exempt from registration with the SEC or in a book entry system operated by the Federal Reserve Board.

(f)             Notwithstanding anything to the contrary herein, subject to the requirements set forth in this Section 2.01(f) and unless the Prospectus otherwise requires, the Depositor may, on any Business Day (the “Trade Date”), subscribe for additional Units as follows:

(i)              Prior to the Evaluation Time on such Trade Date, the Depositor shall provide notice (the “Subscription Notice”) to the Trustee, by telephone or by written communication, of the Depositor’s intention to subscribe for additional Units. The Subscription Notice shall identify the additional Securities to be acquired (unless such additional Securities are a precise replication of the then existing portfolio, as consistent with the provisions of Section 2.01(b)) and shall either (a) specify the quantity of additional Securities to be deposited by the Depositor on the settlement date for such subscription or (b) instruct the Trustee to purchase additional Securities with an aggregate value as specified in the Subscription Notice.

(ii)            Promptly following the Evaluation Time on such Trade Date, the Depositor shall verify with the Trustee the number of additional Units to be created.

(iii)          Not later than the time on the settlement date for such subscription when the Trustee is to deliver or assign the additional Units created hereby, the Depositor shall deposit with the Trustee (a) any additional Securities specified in the Subscription Notice (or contracts to purchase such additional Securities together with cash or a Letter of Credit in the amount necessary to settle such contracts) or (b) cash or a Letter of Credit in an amount equal to the aggregate value of the additional Securities specified in the Subscription Notice to be purchased by the Trustee, and adding and subtracting the amounts specified in the first and second sentences of Section 6.01, computed as of the Evaluation Time on the Business Day preceding the Trade Date divided by the number of Units outstanding as of the Evaluation Time on the Business Day preceding the Trade Date, times the number of additional Units to be created.

(iv)          On the settlement date for such subscription, the Trustee shall, in exchange for the Securities and cash or Letter(s) of Credit described above, deliver to, or assign in the name of or on the order of, the Depositor the number of Units verified by the Depositor with the Trustee.

(v)            In the event the Depositor fails to take such action required by paragraph (iii) above, the Trustee shall, on the settlement date for such subscription, settle the securities transactions specified in the Subscription Notice.

(vi)          Neither the Trust nor the Unitholders of the Trust will be responsible for any loss resulting from the failure of the Depositor to take such action required by paragraph (iii) above.

Section 2.02.     Acceptance of Trust. The Trustee hereby declares that it holds and will hold each Trust as trustee in trust upon the trusts herein created for the use and benefit of the Unitholders, subject to the terms and conditions of this Indenture.

Section 2.03.     Issuance of Units. (a) The Trustee hereby acknowledges receipt of the deposit of the Securities listed in the Schedule(s) to the Trust Agreement and any cash referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Trust Agreement and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities and cash, documentation evidencing the ownership of the number of Units specified. The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor in writing, on any day on which the Depositor is the only Unitholder, which revised number of Units shall be recorded by the Trustee on its books. The Trustee hereby agrees that on the date of any deposit of additional Securities it shall acknowledge that such additional Securities have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited, and shall, if so requested, execute documentation substantially in the form above recited representing the ownership of an aggregate number of those Units.

(b)            Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Trustee, and no Unitholder shall be entitled to the issuance of a certificate evidencing the Units owned by such Unitholder. The only permitted registered holders of Units shall be through the Depository Trust Company (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity which is a participant in the Depository Trust Company.

Section 2.04.     Separate Trusts. Each Trust created by this Indenture shall be considered separate and distinct from every other trust for all purposes and the assets of one Trust may not be commingled with the assets of any other trust nor shall the expenses of any Trust be charged against any other trust. Units representing the ownership of an undivided fractional interest in one Trust shall not be exchangeable for Units representing the ownership of an undivided fractional interest in any other trust.

Article III

Administration of Fund

Section 3.01.     Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this Section 3.01 shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the earlier of six (6) months after the Initial Date of Deposit or the conclusion of the initial offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor’s reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor’s reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units outstanding as of the conclusion of the primary offering period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Supervisor, or distribute to the Depositor Securities having a value, as determined under Section 5.01 as of the date of distribution, sufficient for such reimbursement provided that such distribution is permissible under applicable laws and regulations. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to the extent practicable, in the percentage ratio then existing (unless the Trust is a RIC, in which case sales or distributions by the Trustee shall be made in accordance with the instructions of the Supervisor or its designees). The reimbursement provided for in this section shall be for the account of Unitholders of record at the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purposes and, accordingly, prior to the earlier of six (6) months after the Initial Date of Deposit or the conclusion of the initial offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unitholder redeems Units prior to the conclusion of the primary offering period, the Trustee shall pay the Unitholder, in addition to the Unit Value of the tendered Units (in the computation of which the expenses reimbursable pursuant to this Section shall have been deducted), unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payments, the Trustee shall have the power to sell Securities in accordance with Section 6.02. As used herein, the Depositor’s reimbursable expenses of organizing the Trust and sale of the Trust Units shall include, but are not limited to, the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the costs of a portfolio consultant, if any, licensing fees, if any, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

Section 3.02.     Income Account. The Trustee shall collect the dividends or other like cash distributions on the Securities in each Trust as such becomes payable (including all moneys representing penalties for the failure to make timely payments on the Securities, or as liquidated damages for default or breach of any condition or term of the Securities or of the underlying instrument relating to any Securities and other income attributable to a Failed Contract Security for which no Replacement Security has been obtained pursuant to Section 3.12 hereof) and credit such income to a separate account for each Trust to be known as the “Income Account.”

Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing entity which shall be returned by the Trust) received by the Trust shall be dealt with in the manner described in Section 3.11 and shall be retained or disposed of by a Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of the Trust. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

Section 3.03.     Capital Account. The Securities in each Trust and all moneys other than amounts credited to the Income Account, received by the Trustee in respect of the Securities in each Trust shall be credited to a separate account for each Trust to be known as the “Capital Account” (except for moneys deposited by the Depositor or moneys pursuant to draws on the Letter of Credit for purchase of Contract Securities pursuant to Section 2.01, which shall be separately held in trust by the Trustee for such purpose and shall not be credited to the Capital Account except as provided in Section 2.01(d)).

The Trustee shall give prompt written notice to the Depositor and the Evaluator of all amounts credited to or withdrawn from a Capital Account and the balance in such Capital Account after giving effect to such credit or withdrawal.

Section 3.04.     Reserve Account. From time to time the Trustee shall withdraw from the cash on deposit in the Income Account or the Capital Account of a Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges, liabilities or obligations that may be payable out of such Trust. Such amounts so withdrawn shall be credited to a separate account for each Trust which shall be known as the “Reserve Account.” The Trustee shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; provided, however, that if the Trustee, in its sole discretion, determines that such amounts are no longer necessary for payment of any applicable taxes or other charges, liabilities or obligations, then it shall promptly deposit such amounts in the account from which it was withdrawn or if such Trust has terminated or is in the process of termination, the Trustee shall distribute to each Unitholder such Unitholder’s interest in the Reserve Account in accordance with Section 9.02.

Section 3.05.     Deductions and Distributions. (a) On or immediately after each Record Date, the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.04 and shall then with respect to each Trust:

(i)              deduct from the Income Account or, to the extent funds are not available in such Account or the Prospectus provides otherwise, from the Capital Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 7.04;

(ii)            deduct from the Income Account of the Trust, and, to the extent funds are not sufficient therein or the Prospectus provides otherwise, from the Capital Account of the Trust, amounts necessary to pay any unpaid expenses of the Trust, including registration charges, state blue sky fees, printing costs, attorneys’ fees, auditing costs and other miscellaneous out-of-pocket expenses, as certified by the Depositor, incurred in keeping the registration of the Units and the Trust on a current basis pursuant to Section 9.05;

(iii)          deduct from the Income Account or, to the extent funds are not available in such Account or the Prospectus provides otherwise, from the Capital Account and pay to, or reserve for, the Depositor, Supervisor and Evaluator the amount that it is at the time entitled to receive pursuant to Section 3.13;

(iv)          deduct from the Income Account or, to the extent funds are not available in such Account or the Prospectus provides otherwise, from the Capital Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.08, as certified to by the Depositor; and

(v)            notwithstanding any of the foregoing provisions, if the Prospectus for a Trust provides that such Trust intends to be a RIC, the Trustee is directed to make any distribution or take any action necessary in order to maintain the qualification of the Trust as a “regulated investment company” for federal income tax purposes or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust.

(b)            (i) On each Distribution Date, the Trustee shall distribute to each Unitholder of record at the close of business on the preceding Record Date an amount per Unit equal to such Unitholder’s Income Distribution (as defined below) plus such Unitholder’s pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Securities or to purchase Securities contracted for pursuant to the Depositor’s purchase instructions) computed as of the close of business on the Record Date immediately preceding such Distribution Date, provided, however, the Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal at least $1.00 per 100 units.

Notwithstanding anything to the contrary herein, in the case of a Grantor Trust, the Trustee shall not be required to make a distribution from the Income Account or the Capital Account unless the aggregate cash held for distribution within the meaning of Treas. Reg. 1.671-5(b)(5) from the Income Account and the Capital Account is equal to or greater than 0.1% of the net asset value of the Trust on the related Record Date, provided, however, that the Trustee shall in any event distribute the balance of the Income Account and Capital Account on the Distribution Date occurring in December of each year (including in such distribution income receivable by the Trust on or prior to the December Distribution Date). This provision is intended to comply with Treas. Reg. 1.671-5(c)(2)(v)(C), and shall be interpreted consistent therewith and with any successor regulation. Any contrary provision of this Indenture is superseded by the provisions of this paragraph. Notwithstanding the foregoing or any contrary provisions of this Indenture, the Trustee shall not be required to distribute funds held in the Income or Capital Accounts which the Depositor or the Trustee has designated as required for the payment of Trust expenses.

The Trust shall provide the following distribution elections: (1) distributions to be made by mail addressed to the post office address of the Unitholder as it appears on the registration books of the Trustee or (2) if provided for in the Prospectus for a Trust, the following reinvestment option:

The Trustee will, for any Unitholder who provides the Trustee written instruction, properly executed and in form satisfactory to the Trustee, received by the Trustee no later than its close of business ten (10) Business Days prior to the Record Date for the first distribution to which such election shall apply (the “Reinvestment Notice Date”), reinvest such Unitholder’s distribution from the Income and Capital Accounts in Units of the Trust, purchased from the Depositor, to the extent the Depositor shall make Units available for such purchase, at the Depositor’s offering price as of the third (3rd) Business Day prior to the following Distribution Date, and at such reduced sales charge as may be described in the Prospectus for the Trust. If, for any reason, the Depositor does not have Units of the Trust available for purchase, the Trustee shall distribute such Unitholder’s distribution from the Income and Capital Accounts in the manner provided in the immediately preceding clause (1) The Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Trustee shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

Any Unitholder who does not effectively elect reinvestment in Units of his or her respective Trust pursuant to the preceding paragraph shall receive a cash distribution in the manner provided in clause (1) of the third preceding paragraph.

(ii)            For the purposes of this Section 3.05, the term “Income Distribution” shall be calculated as set forth in subparagraph (A), below, unless the Prospectus provides for the averaging of income distributions, in which case, “Income Distribution” shall be shall be calculated as set forth in subparagraph (B), below. Accordingly, the Unitholder’s “Income Distribution” shall be equal to:

(A) such Unitholder’s pro rata share of the cash balance (other than any amortized discount) in the Income Account computed as of the close of business on the Income Account Record Date immediately preceding such Income Distribution after deduction of (1) the fees and expenses then deductible pursuant to Section 3.05(a) and (2) the Trustee’s estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Income Account Record Date or are otherwise properly attributable to the period to which such Income Distribution relates; or

(B) such Unitholder’s pro rata share of the balance in the Income Account calculated on the basis of a fraction (the numerator of which is one (1) and the denominator of which is the total number of Distribution Dates per year) of the estimated annual income to the Trust for the ensuing twelve (12) months computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (1) the fees and expenses then deductible pursuant to Section 3.05(a) and (2) the Trustee’s estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date or are otherwise properly attributable to the period to which such Income Distribution relates.

In the event that the amount on deposit in the Income Account is not sufficient for the payment of the amount intended to be distributed to Unitholders on the basis of the aforesaid computation in paragraph (B), the Trustee is authorized to advance its own funds and cause to be deposited in and credited to the Income Account such amounts as may be required to permit payment of the related distribution to be made as aforesaid and shall be entitled to be reimbursed, without interest, out of income payments received by the Trust subsequent to the date of such advance. Any such advance shall be reflected in the Income Account until repaid.

(iii)          The amount to be so distributed to each Unitholder shall be that pro rata share of the balance of the Income and Capital Accounts, computed as set forth herein, as shall be represented by the Units registered in the name of such Unitholder. In the computation of each such pro rata share fractions of less than one cent ($0.01) shall be omitted. After any such distribution provided for above, any cash balance remaining in the Income Account or the Capital Account shall be held in the same manner as other amounts subsequently deposited in each of such accounts, respectively.

(iv)          Principal and income attributable to Contract Securities which the Depositor shall have declared by written notice to the Trustee to be Failed Contract

Securities for which Replacement Securities are not to be substituted pursuant to Section 3.12 hereof shall be distributed to Unitholders of record as of the close of business on the Record Date next following the failure of consummation of such purchase and shall be distributed not more than 120 days after the receipt of such notice by the Trustee or at such earlier time in such manner as the Trustee in its sole discretion deems to be in the best interest of Unitholders.

(v)            For the purpose of distributions as herein provided, the Unitholders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Income Account and the Capital Account to individual Unitholders by means of one check, draft or other instrument or device provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.06 hereof.

(vi)          Notwithstanding the foregoing, The Trustee shall not be required to make a distribution from the Income Account or the Capital Account unless the aggregate cash for distribution within the meaning of Treas. Reg. 1.671-5(b)(5) from the Income Account and the Capital Account is equal to or greater than 0.1% of the net asset value of the Trust on the related Record Date. This provision is intended to comply with Treas. Reg. 1.671-5(c)(2)(v)(C), and shall interpreted consistent therewith and with any successor regulation.

Section 3.06.     Distribution Statements. With each distribution from the Income or Capital Accounts of a Trust the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such Account, each expressed as a dollar amount per Unit.

Within a reasonable period of time after the last Business Day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Unitholder of a Trust a statement setting forth, with respect to such calendar year and with respect to such Trust:

(A)           as to the Income Account:

(1)            the amount of income received on the Securities (including income received as a portion of the proceeds of any disposition of Securities);

(2)            the amounts paid for purchases of Replacement Securities pursuant to Section 3.12 or for purchases of securities otherwise pursuant hereto, if any, and for redemptions pursuant to Section 6.02;

(3)            the deductions, if any, from the Income Account for payment into the Reserve Account;

(4)            the deductions for applicable taxes and fees and expenses of the Trustee, the Depositor, the Evaluator, the Supervisor, counsel, auditors and any other expenses paid by the Trust;

(5)            the amounts reserved for purchases of Contract Securities, for purchases made pursuant to Section 3.12 or for purchases of securities otherwise pursuant hereto, if any;

(6)            the deductions for payment of the Depositor’s expenses of maintaining the registration of the Trust Units, if any;

(7)            the aggregate distributions to Unitholders; and

(8)            the balance remaining after such deductions and distributions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;

(B)           as to the Capital Account:

(1)            the net proceeds received due to sale, maturity, redemption, liquidation or disposition of any of the Securities, excluding any portion thereof credited to the Income Account;

(2)            the amount paid for purchases of Replacement Securities pursuant to Section 3.12 or for purchases of securities otherwise pursuant hereto, if any, and for redemptions pursuant to Section 6.02;

(3)            the deductions, if any, from the Capital Account for payments into the Reserve Account;

(4)            the deductions for payment of applicable taxes and fees and expenses of the Trustee, the Depositor, the Evaluator, the Supervisor, counsel, auditors and any other expenses paid by the Trust;

(5)            the deductions for payment of the Depositor’s expenses of organizing the Trust pursuant to Section 3.01;

(6)            the amounts reserved for purchases of Contract Securities, for purchases made pursuant to Section 3.12 or for purchases of securities otherwise pursuant hereto, if any;

(7)            the deductions for payment of deferred sales charge and creation and development fee, if any;

(8)            the deductions for payment of the Depositor’s expenses of maintaining the registration of the Trust Units, if any;

(9)            the aggregate distributions to Unitholders; and

(10)         the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year; and

(C)           the following information:

(1)            a list of the Securities held as of the last Business Day of such calendar year and a list which identifies all Securities sold or other Securities acquired during such calendar year, if any;

(2)            the number of Units outstanding on the last Business Day of such calendar year;

(3)            the Unit Value based on the last Trust Evaluation of such Trust made during such calendar year; and

(4)            the amounts actually distributed during such calendar year from the Income and Capital Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the Record Dates for such distributions.

Section 3.07.     Sale of Securities. (a) If necessary, in order to maintain the sound investment character of a Trust, the Supervisor may direct the Trustee to sell, liquidate or otherwise dispose of Securities in such Trust at such price and time and in such manner as shall be determined by the Supervisor, provided that the Supervisor has determined, if appropriate, that any one or more of the following conditions exist with respect to such Securities:

(i)              that there has been a default in the payment of dividends, after declared and when due and payable;

(ii)            that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of dividends, or that there exists any legal question or impediment affecting such Securities or the payment of dividends from the same;

(iii)          that there has occurred any breach of covenant or warranty in any document relating to the issuer of the Securities which would adversely affect either immediately or contingently the payment of dividends on the Securities, or the general credit standing of the issuer or otherwise impair the sound investment character of such Securities;

(iv)          that there has been a default in the payment of dividends, principal of or income or premium, if any, on any other outstanding obligations of the issuer of such Securities;

(v)            that the price of the Security has declined to such an extent or other such credit factors exist so that in the opinion of the Supervisor, as evidenced in writing to the Trustee, the retention of such Securities would be detrimental to the Trust and to the interest of the Unitholders;

(vi)          that all of the Securities in the Trust will be sold pursuant to termination of the Trust pursuant to Section 9.02 hereof;

(vii)        that such sale is required due to Units tendered for redemption;

(viii)      that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Supervisor the sale or tender of the Security is in the best interest of the Unitholders;

(ix)          with respect to an Index Trust, that the Security has been removed from the Trust’s Target Index;

(x)            with respect to an Index Trust, that the Security is over-represented in the Trust’s portfolio in comparison to such Security’s weighting in the Trust’s Target Index;

(xi)          if the Trust is a Grantor Trust, that the sale of such Securities is required in order to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes;

(xii)        if the Trust is a RIC, that such sale is necessary or advisable (A) to maintain the qualification of the Trust as a “regulated investment company” or (B) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust;

(xiii)      that as result of the ownership of the Security, the Trust or its Unitholders would be a direct or indirect shareholder of a passive foreign investment company as defined in section 1297 (a) of the Code; or

(xiv)       that such sale is necessary for the Trust to comply with such federal and/or state securities laws, regulations and/or regulatory actions and interpretations which may be in effect from time to time.

(b)            In the event a Security is sold pursuant to Section 3.07(a)(v) as a direct result of serious adverse credit factors affecting the issuer of such Security and the Trust is a RIC, then the Depositor may, if permitted by applicable law, but is not obligated, to direct the reinvestment of the proceeds of the sale of such Security in any other securities which meet the criteria necessary for inclusion in such Trust on the Initial Date of Deposit.

(c)             In the event a Security is sold pursuant to Section 3.07(a)(ix) and the Trust is a RIC, the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any security which replaces such Security as a component of the

Trust’s Target Index or, if no security so replaces such Security, into any other Securities which are under-represented in the Trust’s portfolio in comparison to their weighting in the Trust’s Target Index. In the event a Security is sold pursuant to Section 3.07(a)(x) and the Trust is a RIC, the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any other Securities which are under-represented in the Trust’s portfolio in comparison to their weighting in the Trust’s Target Index. Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to, specifically consider the ability of the Trust to reinvest such proceeds into round lots of a Security.

(d)            Upon receipt of a direction from the Supervisor to dispose of Securities as described in this Section 3.07, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Securities in accordance with such direction, and upon the receipt of the proceeds of any such sale or liquidation, after deducting therefrom any fees and expenses of the Trustee connected with such sale or liquidation and any brokerage charges, taxes or other governmental charges shall deposit such net proceeds in the applicable Capital Account.

The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Supervisor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Securities under this Section 3.07.

Section 3.08.     Counsel. The Depositor, Supervisor or Evaluator may employ from time to time as it deems necessary or desirable, a firm of attorneys for any legal services that may be required in connection with the disposition of underlying securities pursuant to Section 3.07. The fees and expenses of such counsel shall be paid by the Trustee from the Income and Capital Accounts of the appropriate Trust as provided for in Section 3.05 hereof.

Section 3.09.     Notice and Sale by Trustee. If at any time a dividend (once due and payable) on any of the Securities shall not have been paid, the Trustee shall notify the Depositor thereof. If within thirty (30) days after such notification the Supervisor has not given any instruction to sell or to hold or has not taken any other action in connection with such Securities, the Trustee may in its discretion sell such Securities forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

Section 3.10.     Liability, Indemnification and Succession of Depositor, Supervisor and Evaluator. (a) The Depositor, Supervisor and Evaluator shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor, Supervisor and Evaluator may rely in good faith on any paper, order, electronic communication, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, counsel or any other persons pursuant to this Indenture.

(b)            Each Trust shall pay and hold the Depositor, Supervisor and Evaluator harmless from and against any loss, liability or expense incurred in acting as Depositor, Supervisor or Evaluator, respectively, of such Trust other than by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor, Supervisor or Evaluator shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, Supervisor or Evaluator may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Indenture and the rights and duties of the parties hereto and the interests of the Unitholders hereunder and, in such event, the legal expenses and costs of any such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust concerned and shall be paid directly by the Trustee out of the Income and Capital Accounts of such Trust.

(c)             The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of any Depositor, Supervisor or Evaluator. In the event of an assignment by any Depositor, Supervisor or Evaluator to a successor corporation or partnership as permitted by the next following sentence, such Depositor, Supervisor or Evaluator and, if such Depositor, Supervisor or Evaluator is a partnership, its partners shall be relieved of all further liability under this Indenture. Any Depositor, Supervisor or Evaluator may transfer all or substantially all of its assets to a corporation or partnership which carries on the business of such Depositor, Supervisor or Evaluator, if at the time of such transfer such successor duly assumes all the obligations of such Depositor, Supervisor or Evaluator under this Indenture.

Section 3.11.     Notice to Depositor, Supervisor and Evaluator. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any matter relating to the Securities), the Trustee shall promptly notify the Depositor, Supervisor and/or Evaluator (as appropriate) and shall thereupon take such action or refrain from taking any action as the Depositor, Supervisor or Evaluator, respectively, shall in writing direct, which included electronic communication; provided, however, that if the Depositor, Supervisor or Evaluator, respectively, shall not within five (5) Business Days of the giving of such notice direct the Trustee to take or refrain from taking any action, the Trustee shall take such reasonable action or refrain from taking any action so that the Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Securities that are held by owners other than the Trust. Notwithstanding the foregoing, in the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of Fund Shares (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any matter relating to the Securities), the Trustee shall promptly notify the Depositor, Supervisor or Evaluator, respectively, and shall thereupon take such reasonable action or refrain from taking any action with respect to the Fund Shares so that the Fund Shares are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Fund Shares that are held by owners other than the Trust.

In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer, provided that in the case of a Trust that is a RIC, if an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall at the direction of the Depositor, vote for or against, or accept or reject, any offer for new or exchanged securities or property in exchange for a Trust Security. If any such issuance, exchange or substitution be effected, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor’s direction, unless the Depositor advises the Trustee to keep such securities, cash or property. The Depositor may rely on the Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall, in the following priority, be (1) with respect to an Index Trust, reinvested, to the extent practicable, into any Securities which are under-represented in the Trust’s portfolio in comparison to their weighting in the Trust’s Target Index or (2) with respect to all Trusts, distributed to Unitholders in the manner set forth in Section 3.05. Without limiting the generality of the foregoing, in determining whether reinvestment is practicable with respect to an Index Trust, the Depositor may, but is not obligated to, specifically consider the ability of the Index Trust to reinvest such proceeds into round lots of a Security.

The Depositor, Supervisor, Evaluator and the Trustee shall not be liable to any person for any action or failure to take action with respect to this Section 3.11 other than a failure to notify the Depositor, Supervisor or Evaluator as provided herein.

Section 3.12.     Replacement Securities. In the event that any contract to purchase any Contract Security is not consummated in accordance with its terms (such Contract Security being herein referred to as a “Failed Contract Security”), the Depositor may instruct the Trustee in writing either to effect a buy-in in accordance with the rules of the market place where the Failed Contract Securities were purchased or its clearing house or to purchase a replacement security (the “Replacement Security”) which has been selected by the Depositor out of funds held by the Trustee pursuant to Section 3.03, Purchases of Replacement Securities will be made subject to the conditions set forth below:

(a)             The Replacement Securities shall be securities as originally selected for deposit in the Trust or, in the case of a Trust that is a RIC, securities which the Depositor determines to be similar in character as Securities originally selected for deposit in the Trust;

(b)            The purchase of the Replacement Securities shall not adversely affect the federal income tax status of the Trust;

(c)             The purchase price of the Replacement Securities shall not exceed the total amount of cash deposited, or the amount available under the Letter of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Security;

(d)            The written instructions of the Depositor shall (i) identify the Replacement Securities to be purchased, (ii) state that the contract to purchase, if any, to be entered into by the Trustee is satisfactory in form and substance and (iii) state that the foregoing conditions of clauses (a) through (d) have been satisfied with respect to the Replacement Securities; and

(e)             The Replacement Securities shall be purchased within thirty (30) days after the deposit of the Failed Contract Security.

Upon satisfaction of the foregoing conditions with respect to any Replacement Securities which shall be certified by the Depositor in the written instruction to the Trustee identifying the Replacement Securities, the Trustee shall enter into the contract to purchase such Replacement Securities and take all steps reasonably necessary to complete the purchase thereof. Whenever a Replacement Security is acquired by the Trustee pursuant to the provisions of this Section, the Trustee will, as agent for the Depositor, not later than five (5) days after such acquisition, mail to each Unitholder a notice of such acquisition, including an identification of the Securities eliminated and the Securities acquired. Amounts in respect of the purchase price thereof on account of principal shall be paid out of and charged against the cash deposited, or the amounts available under the Letter of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Security. In the event that no purchase of Replacement Securities shall be made pursuant to this Section 3.12, funds held for such purchase shall be distributed in accordance with Section 2.01(d). Any excess of the purchase price of a Failed Contract Security over the purchase price of its corresponding Replacement Security shall be credited to the Capital Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to, or any failure to make any purchase authorized by, this Section 3.12. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any Replacement Securities, nor shall the Trustee or Depositor be liable for errors of judgment in respect to this Section 3.12; provided, however, that this provision shall not protect the Depositor or the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

Section 3.13.     Compensation for Services Provided. As compensation for portfolio supervisory services in its capacity as Supervisor, evaluation services in its capacity as Evaluator and for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act, the Evaluator, Supervisor and Depositor, respectively, shall be paid an annual fee in the amount per Unit set forth in the Trust Agreement and/or the Prospectus relating to the Trust, which fee shall accrue daily and be computed on the number of Units outstanding as of January 1 of such year except during the year or years in which an initial offering period as determined in Section 5.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Evaluator, Supervisor and Depositor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Fund for providing such services in any calendar year exceed the aggregate cost to such parties for providing such services, in the aggregate. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index for All Urban Consumers entitled “Services Less Rent of Shelter” or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from such parties, upon which, as to the cost incurred by such parties of providing services hereunder the Trustee may rely, and shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.05.

If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.13, the Trustee shall have the power to sell (a) Securities from the current list of Securities designated to be sold pursuant to Section 6.02 hereof, or (b) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.13.

To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.13 shall be secured by a lien on the related Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04 herein. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien.

Section 3.14.     Deferred Sales Charge. If the Prospectus related to a Trust specifies a deferred sale charge, the Trustee shall, on each Deferred Sales Charge Payment Date and as permitted by such Prospectus, withdraw from the Capital Account an amount per Unit equal to the Deferred Sales Charge Payment and credit such amount to a special non-Trust account maintained at the Trustee out of which the deferred sales charge will be distributed to the Depositor (the “Depositor’s Account”). If the balance in the Capital Account is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Capital Account, or sell Securities and credit the proceeds thereof to such special Depositor’s Account, provided, however, that the aggregate amount which the Trustee shall be required to advance at any time for the payment of deferred sales charge and creation and development fee shall not exceed $15,000. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, deduct from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to such special Depositor’s Account. The Depositor may at any time instruct the Trustee in writing to distribute to the Depositor amounts previously credited to the Depositor’s Account. Amounts to be credited to the Depositor’s Account with respect to each Deferred Sales Charge Payment are due and payable to the Depositor on the related Deferred Sales Charge

Payment Date. If a Trust is terminated pursuant to Section 7.01(g), the Depositor agrees to reimburse Unitholders for any Deferred Sales Charge Payments collected by the Depositor to which it is not entitled. A deferred sales charge may include the distribution fee as provided in the applicable Prospectus.

If any Deferred Sales Charge Payment Date is not a Business Day, that Deferred Sales Charge Payment Date shall be deemed to be the next Business Day. The term “Deferred Sales Charge Payment” shall mean a fraction of the total maximum deferred sales charge specified in the Prospectus, the numerator of which is one and the denominator of which is equal to the total number of Deferred Sales Charge Payment Dates.

To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.14 shall be secured by a lien on the related Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04 herein.

To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien.

Section 3.15.     Creation and Development Fee. If the Prospectus related to a Trust specifies a creation and development fee (the “Creation and Development Fee”), the Trustee shall, on such date or dates set forth in the Prospectus for a Trust withdraw from the Capital Account an amount equal to either the accrued and unpaid Creation and Development Fee as of such date (for Trusts in which the applicable Prospectus provides that the Creation and Development Fee accrue on a daily basis) or the entire Creation and Development Fee (for Trusts in which the applicable Prospectus provides that the Creation and Development Fee be assessed at the conclusion of the initial offering period, as certified by the Depositor to the Trustee) and credit such amount to a special non-Trust account designated by the Depositor out of which the Creation and Development Fee will be distributed to the Depositor (the “Creation and Development Account”). For Trusts in which the applicable Prospectus provides for daily accrual of the Creation and Development Fee, the Creation and Development Fee will accrue on a daily basis at an annual rate as set forth in such Prospectus for the Trust based on a percentage of the average daily Unit Value of the Trust. For Trusts in which the applicable Prospectus provides that the entire Creation and Development Fee will be assessed at the conclusion of the initial offering period, the reimbursement provided for in this Section shall be for the account of Unitholders of record at the conclusion of the initial offering period and shall have no effect on the Unit Value prior to such date. If the balance in the Capital Account is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Capital Account, or sell Securities and credit the proceeds thereof to such special Depositor’s Account to the extent payable pursuant to this Section 3.15, provided, however, that the aggregate amount which the Trustee shall be required to advance at any time for the payment of deferred sales charge and Creation and Development Fee shall not exceed $15,000. If the Trust is terminated pursuant to Section 7.01(g), the Depositor agrees to reimburse Unitholders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unitholders. Notwithstanding the foregoing, the Depositor shall not receive any amount of Creation and Development Fee which exceeds the maximum amount per Unit stated in the Prospectus. For Trusts in which the applicable Prospectus provides for daily accrual of the Creation and Development Fee, the Depositor shall notify the Trustee, not later than ten Business Days prior to the date on which the Depositor anticipates that the maximum amount of the Creation and Development Fee the Depositor may receive has been accrued and shall also notify the Trustee as of the date when the maximum amount of the Creation and Development Fee has been accrued. The Trustee shall have no responsibility or liability for damages or loss resulting from any error in the information in the preceding sentence. The Depositor agrees to reimburse the Trust and any Unitholder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules.

To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.15 shall be secured by a lien on the related Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04 herein. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien.

Section 3.16.     Reclaiming Foreign Taxes. The Trustee shall use reasonable efforts to reclaim or recoup any amounts of non-U.S. tax paid by the Trust or withheld from income received by the Trust to which the Trust may be entitled as a refund.

Section 3.17.     Regulated Investment Company Election. If the Prospectus for a Trust states that such Trust intends to elect to be treated and to qualify as a “regulated investment company” as defined in the Code, the Trustee is hereby directed to make such elections and take all actions, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise tax on the Trust or on undistributed income in the Trust. The Trustee shall make such reviews of each Trust portfolio as shall be necessary to maintain qualification of a particular Trust as a “regulated investment company” for tax purposes and to avoid imposition of tax on a Trust or undistributed income in a Trust, and the Depositor and Supervisor shall be authorized to rely conclusively upon such reviews.

Section 3.18.     License Fees. If so provided in the Prospectus, the Depositor may enter into a Licensing Agreement (the “Agreement”) with a licensor (the “Licensor”) described in the Prospectus in which the Trust(s), as consideration for the licenses granted by the Licensor for the right to use its trademarks and trade names, intellectual property rights or for the use of databases and research owned by the Licensor, will pay a fee set forth in the Agreement to the applicable Licensor or the Depositor to reimburse the Depositor for payment of the expenses.

If the Agreement provides for an annual license fee computed in whole or part by reference to the average daily net asset value of the Trust assets, for purpose of calculating the accrual of estimated expenses such annual fee shall accrue at a daily rate and the Trustee is authorized to compute an estimated license fee payment (i) until the Depositor has informed the Trustee that there will be no further deposits of additional Securities, by reference to an estimate of the average daily net asset value of the Trust assets which the Depositor shall provide the Trustee, (ii) thereafter and during the calendar quarter in which the last Business Day of the period described in clause (i) occurs, by reference to the net asset value of the Trust assets as of such last Business Day, and (iii) during each subsequent calendar quarter, by reference to the net asset value of the Trust assets as of the last Business Day of the preceding calendar quarter. The Trustee shall adjust the net asset value (Trust Fund Evaluation) as of the dates specified in the preceding sentence to account for any variation between accrual of estimated license fee and the license fee payable pursuant to the Agreement, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

Section 3.19.     Selection of Brokers or Dealers in Connection with the Acquisition and Disposition of Securities; Foreign Currency Exchange. (a) In acquiring or disposing of Securities, including without limitation additional Securities, the Trustee (or the Depositor, if the Depositor is acquiring Securities for the account of the Trust) shall direct transactions to such brokers or dealers as the Depositor selects or, if the Depositor fails so to select, to such brokers or dealers from whom the Trustee expects to obtain the most favorable execution of orders. The Depositor or an affiliate of the Depositor or of the Trustee may act as broker. If the Depositor acts as broker, it shall be entitled to compensation in accordance with applicable law and regulations. Any affiliate of the Trustee acting as broker shall receive such compensation as may be agreed upon with the Depositor (or, if selected by the Trustee, at the affiliate’s standard commission rates, concessions or markups), without reduction of the compensation payable to the Trustee for its services as such.

(b)            Unless the Depositor shall otherwise direct, whenever funds are received by the Trustee in foreign currency, upon the receipt thereof or, if such funds are to be received in respect of a sale of Securities, concurrently with the contract of the sale for the Security (in the latter case the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security), the Trustee shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars pursuant to the instruction of the Depositor. The Trustee shall have no liability for any loss or depreciation resulting from action taken pursuant to such instruction. Any foreign exchange transaction effected by the Trustee in connection with this Indenture may be entered into with the Trustee or an affiliate of the Trustee acting as principal or otherwise through customary banking channels, upon such terms, and for such compensation, as the Depositor and the Trustee or its affiliate may agree upon. Any compensation paid to the Trustee or its affiliate for such services shall not reduce the compensation payable to the Trustee for its services as such. The Depositor may issue a standing instruction with respect to foreign exchange transactions; however, the foreign exchange counterparty, which may be an affiliate of the Trustee, will establish terms of trading in connection with any standing instruction. The Trust shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

Article IV

Supervisor

Section 4.01.     Liability of Supervisor. The Supervisor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Supervisor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, counsel or any other persons pursuant to this Indenture and in furtherance of its duties.

Section 4.02.     Resignation and Removal of Supervisor; Successor. (a) The Supervisor may resign and be discharged hereunder, by executing an instrument in writing resigning as Supervisor and filing the same with the Depositor and the Trustee, not less than sixty (60) days before the date specified in such instrument when, subject to Section 4.02(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor or, if no Depositor is acting, the Trustee, shall use its best efforts to appoint a successor supervisor having qualifications and at a rate of compensation satisfactory to the Depositor or, if the appointment is made by the Trustee, the Trustee. Such appointment shall be made by written instrument executed by the Depositor or the Trustee, as applicable, one copy of which shall be delivered to the resigning Supervisor and one copy to the successor supervisor. The Depositor or, if no Depositor is acting, the Trustee, may remove the Supervisor at any time upon thirty (30) days’ written notice and appoint a successor supervisor having qualifications and at a rate of compensation satisfactory to the Depositor or, if the removal and appointment is made by the Trustee, the Trustee. Such appointment shall be made by written instrument executed by the Depositor or the Trustee, as applicable, in duplicate, one copy of which shall be delivered to the Supervisor so removed and one copy to the successor supervisor. Notice of such resignation or removal and appointment of a successor supervisor shall be mailed by the Trustee to each Unitholder then of record.

(b)            Any successor supervisor appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor supervisor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Supervisor herein and shall be bound by all the terms and conditions of this Indenture.

(c)             In case at any time the Supervisor shall resign and no successor supervisor shall have been appointed and have accepted appointment within thirty (30) days after notice of resignation has been received by the Depositor and the Trustee, the Supervisor may forthwith apply to a court of competent jurisdiction for the appointment of a successor supervisor. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor supervisor.

(d)            Any corporation into which the Supervisor hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Supervisor hereunder shall be a party, shall be the successor supervisor under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Supervisor may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

(e)             Any resignation or removal of the Supervisor and appointment of a successor supervisor pursuant to this Section shall become effective upon acceptance of appointment by the successor supervisor as provided in subsection (b) hereof.

(f)             The Trustee shall have no responsibility for, or liability in respect of, any appointment or removal made by the Depositor, or for the rate of compensation determined by the Depositor, pursuant to subsection (a) hereof, provided, however, that the Trustee may require, and shall be authorized conclusively to rely upon, a certificate of the Depositor or opinion of counsel satisfactory to the Trustee, that the rate of compensation to be paid is permissible under applicable laws and regulations.

(g)            The Supervisor may employ one or more sub-supervisors to assist in the performing the service set forth in this Article IV and shall not be answerable for the default of any such sub-supervisors if such sub-supervisors shall have been selected with reasonable care, provided, however, that the Supervisor will indemnify and hold the Trust harmless from and against any loss occurring as a result of a sub-supervisor’s willful misfeasance, reckless disregard, bad faith or gross negligence in performing supervisory duties.

Article V

Evaluation of Securities; evaluator

Section 5.01.     Evaluation of Securities. (a) The Evaluator shall determine separately, and shall promptly furnish to the Trustee and, upon request, the Depositor, the value of each issue of Securities (including Contract Securities) (“Evaluation”) as of the Evaluation Time (i) on each Business Day during the period which the Units are being offered for sale to the public and (ii) on any other day on which a Trust Evaluation is to be made pursuant to Section 6.01 or which is requested by the Depositor or the Trustee. As part of the Trust Evaluation, the Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the Evaluation of each issue of Securities initially deposited in a Trust on the Initial Date of Deposit. The Evaluator’s determination of the offering prices of the Securities on the Initial Date of Deposit shall be included in the Schedule(s) attached to the Trust Agreement.

(b)            During the initial offering period of a Trust (as determined by the Depositor) the Evaluation for each Security shall be made in the following manner: (i) with respect to Securities for which market quotations are readily available, such Evaluation shall be made on the basis of the current market value of such Securities; and (ii) with respect to other Securities’ such Evaluation shall be made on the basis of the fair value of such Securities as determined in good faith by the Evaluator. If the Securities are listed on a national or foreign securities exchange and market quotations of such Securities are readily available, the market value of such Securities shall generally be based on the last available closing sale price on or immediately prior to the Evaluation Time on the exchange or market which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation) or, if there is no such available sale price on such exchange, at the last available offer prices of the Securities. Securities not listed on the New York Stock Exchange but principally traded on the Nasdaq National Market System will be valued at Nasdaq’s official close price. If the Securities are not so listed or, if so listed, the principal market therefor is other than on such exchange or there is no such available sale price on such exchange, such Evaluation shall generally be based on the following methods or any combination thereof whichever the Evaluator deems appropriate: (i) on the basis of the current offer price for comparable securities (unless the Evaluator deems such price inappropriate as a basis for evaluation), (ii) by determining the valuation of the Securities on the asked side of the market by appraisal or (iii) by any combination of the above. With respect to Fund Shares that are not listed on a national or foreign securities exchange, such valuation shall be made on the basis of the then current net asset value of the shares as determined by the issuer of such Fund Shares. If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the Evaluator deems such prices inappropriate as a basis for valuation). The Evaluator shall add to the Evaluation of each Security which is traded principally on a foreign securities exchange the amount of any commissions and relevant taxes associated with the acquisition of the Security. As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange at or immediately prior to the Evaluation Time. For each Evaluation, the Trustee shall also confirm and furnish to the Depositor the calculation of the Trust Evaluation to be computed pursuant to Section 6.01.

(c)             For purposes of the Trust Fund Evaluations required by Section 6.01 in determining Redemption Price and Unit Value and for secondary market purchases, Evaluation of the Securities shall be made in the manner described in Section 5.01(b), on the basis of the last available bid prices of the Securities (rather than offer prices), except in those cases in which the Securities are listed on a national securities exchange or a foreign securities exchange and the last available sale prices are utilized. In addition, with respect to each Security which is traded principally on a foreign securities exchange, the Evaluator shall (i) not make the addition specified in the fourth sentence of Section 5.01(b) and (ii) shall reduce the Evaluation of each Security by the amount of any liquidation costs (other than brokerage costs incurred on any national securities exchange) and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation.

Section 5.02.     Information for Unitholders. For the purpose of permitting Unitholders to satisfy any reporting requirements of applicable federal or state tax law, the Evaluator shall make available to the Trustee and the Trustee shall transmit to any Unitholder upon request any determinations made by the Evaluator pursuant to Section 5.01.

Section 5.03.     Liability of Evaluator. The Trustee, the Depositor and the Unitholders may rely on any evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, the Depositor or the Unitholders for errors, provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

Section 5.04.     Resignation and Removal of Evaluator; Successor. (a) The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Depositor and the Trustee, not less than sixty (60) days before the date specified in such instrument when, subject to Section 5.04(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor or, if no Depositor is acting, the Trustee, shall use its best efforts to appoint a successor Evaluator having qualifications and at a rate of compensation satisfactory to the Depositor or, if the appointment is made by the Trustee, the Trustee. Such appointment shall be made by written instrument executed by the Depositor or the Trustee, as applicable, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor Evaluator. The Depositor or, if no Depositor is acting, the Trustee, may remove the Evaluator at any time upon thirty (30) days’ written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor or, if the removal and appointment is made by the Trustee, the Trustee. Such appointment shall be made by written instrument executed by the Depositor or the Trustee, as applicable, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment of a successor Evaluator shall be mailed by the Trustee to each Unitholder then of record.

(b)            Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Indenture.

(c)             In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within thirty (30) days after notice of resignation has been received by the Depositor and the Trustee, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

(d)            Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

(e)             Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection (b) hereof.

(f)             The Trustee shall have no responsibility for, or liability in respect of, any appointment or removal made by the Depositor, or for the rate of compensation determined by the Depositor, pursuant to subsection (a) hereof, provided, however, that the Trustee may require, and shall be authorized conclusively to rely upon, a certificate of the Depositor or opinion of counsel satisfactory to the Trustee, that the rate of compensation to be paid is permissible under applicable laws and regulations.

Section 5.05.     Valuation of Listed Securities for which Closing Prices are Available; Foreign Currency Conversions. Unless the Trust Agreement otherwise provides, the Trustee shall provide to the Evaluator the closing sale price of any Security listed on a national or foreign securities exchange, based on information available to the Trustee from a reporting service approved by the Evaluator, which closing price shall be used for evaluations made pursuant to Section 5.01 (unless the Evaluator deems such price inappropriate as a basis for evaluation, including, but not limited to, a determination that current market quotations are not readily available as of the Evaluation Time). Neither the Trustee, the Evaluator nor the Depositor shall be liable for any loss or depreciation resulting from any errors contained in the information received from any such reporting service.

The Evaluator shall instruct the Trustee as to the method whereby calculations of U.S. dollar equivalents are to be made for purpose of net asset value computations and otherwise as may be required hereunder. The Trustee shall have no liability for any loss or depreciation resulting from any calculation of U.S. dollar equivalent made pursuant to the Evaluator’s instruction.

Article VI

Trust Evaluation, Redemption, Purchase, Transfer,
Interchange or Replacement of Units

Section 6.01.     Trust Evaluation. As of the Evaluation Time (a) on the last Business Day of each year, (b) on the day on which any Unit is tendered for redemption and (c) on any other day desired by the Trustee or requested by the Depositor, the Trustee shall: add (i) all moneys on deposit in a Trust (excluding (1) cash, cash equivalents or Letters of Credit deposited pursuant to Section 2.01 hereof for the purchase of Contract Securities, unless such cash or Letters of Credit have been deposited in the Income and Capital Accounts because of failure to apply such moneys to the purchase of Contract Securities pursuant to the provisions of Sections 2.01, 3.02 and 3.03 hereof and (2) amounts credited to the Reserve Account pursuant to Section 3.04 hereof), plus (ii) the aggregate Evaluation of all Securities (including Contract Securities and additional Securities for which purchase contracts have been entered into pursuant to the Depositor’s instructions pursuant to clause (ii) of the first sentence of Section 2.01(b), less the purchase price of such contracts) on deposit in such Trust (such Evaluation to be made on the basis of the aggregate underlying value of the Securities as determined in Section 5.01(b) for the purpose of computing Redemption Price of Units as set forth in Section 6.02 hereof), plus (iii) all other income from the Securities (including dividends receivable on the Securities trading ex-dividend as of the date of such valuation) as of the Evaluation Time on the date of such Evaluation together with all other assets of such Trust. For each such computation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Supervisor, the Depositor and counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of computation, (iii) amounts representing unpaid organization costs, (iv) if the Prospectus for a Trust provides that the Creation and Development Fee, if any, accrues on a daily basis, amounts representing unpaid accrued Creation and Development Fees, (v) if the Prospectus for a Trust provides that the deferred sales charge, if any, accrues on a daily basis, amounts representing unpaid accrued deferred sales charge, and (vi) any amounts identified by the Trustee, as of the date of such computation, as held for distribution to Unitholders of record as of an Income or Capital Account Record Date, or for payment of the Redemption Price of Units tendered, prior to such date. The resulting figure is herein called a “Trust Evaluation.” The value of the pro rata share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the “Unit Value.” Amounts receivable by the Trust in foreign currency shall be reported to the Evaluator who shall convert the same to U.S. dollars based on current exchange rates, in the same manner as provided in Section 5.01(b) or 5.01(c), as applicable, for the conversion of the valuation of foreign Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to Section 5.01.

For each day on which the Trustee shall make a Trust Evaluation it shall also determine Unit Value for such day. Such Unit Value shall be determined by dividing said Trust Evaluation by the number of Units outstanding on such day.

The Depositor is authorized to obtain from MFQS a unit investment trust ticker symbol for a Trust and to contract with Nasdaq for the dissemination of the Trust Evaluation computed by the Trustee through the MFQS, provided, however, that no such contract shall affect the Trustee’s duties or liabilities without its prior consent. When and as directed by the Depositor, the Trustee shall cause the Trust Evaluation to be communicated to MFQS for such purpose. The Depositor and Trustee shall be reimbursed from the respective Trust for any cost or expense incurred in connection with the obtaining of the ticker symbol and the communication to MFQS and its dissemination of the Trust Evaluation. Neither the Depositor nor the Trustee shall be liable for any error, omission or other action of Nasdaq in connection with the dissemination of the Trust Evaluation, and the Depositor and the Trustee shall be indemnified by the respective Trust and held harmless against any loss, liability, claim or expense resulting from any error, omission or other action of Nasdaq. In no event shall the Trustee be liable to any person for special, indirect, or consequential damages of any kind whatsoever resulting from or in connection with the dissemination of the Trust Evaluation through MFQS whether or not the Trustee has been advised as to the possibility of such damages and regardless of the form of action in which any such claim for damages may be made.

Section 6.02.     Redemptions by Trustee; Purchases by Depositor. (a) Any Unit tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its Unit Investment Trust Division, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, tendered by means of an appropriate request for redemption in form approved by the Trustee shall be redeemed by the Trustee no later than the seventh calendar day following the day on which tender for redemption is made, provided that if such day of redemption is not a Business Day, then such Unit shall be redeemed on the first Business Day prior thereto (being herein called the “Redemption Date”). Subject to payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Redemption Date of cash equivalent to the Unit Value, determined by the Trustee as of the Evaluation Time on the date of tender, multiplied by the number of Units tendered for redemption by the Unitholder (herein called the “Redemption Price”). Units received for redemption by the Trustee on any day after the Evaluation Time will be held by the Trustee until the next Business Day and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day. Units will be deemed to be “tendered” to the Trustee when the Trustee is in receipt of such documentation as is required to accomplish transfers of Units pursuant to Section 6.03 hereof.

(b)            Subject to the restrictions set forth in the Prospectus of a Trust, Unitholders of a Trust who redeem that minimum number of Units of a Trust set forth in the Prospectus for such Trust may request a distribution in-kind (an “In Kind Distribution”) of (i) such Unitholder’s pro rata portion of each of the Securities listed on a United States securities exchange or primarily traded in a United States securities market or trading system in such Trust, in whole shares, and (ii) cash equal to such Unitholder’s pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net sale proceeds of Securities representing any fractional shares included in such Unitholder’s pro rata share of the Securities and of Securities that are not listed on a United States securities exchange or primarily traded in a United States securities market or trading system, and (y) such other cash as may properly be included in such Unitholder’s pro rata share of the sum of the cash balances of the Income and Capital Accounts in an amount equal to the Unit Value determined on the basis of a Trust Evaluation made in accordance with Section 6.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) of this Section. Subject to Section 6.04 with respect to Rollover Unitholders, to the extent possible, distributions of Securities pursuant to an In Kind Distribution shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unitholder’s bank or broker-dealer at the Depository Trust Company. Any In Kind Distribution will be reduced by customary transfer and registration charges.

Notwithstanding the preceding paragraph, if a Unitholder electing an In Kind Distribution is an Affiliated Redeeming Unitholder, as such term is defined below, such In Kind Distribution shall be permitted subject to the following conditions:

(i)              The In Kind Distribution shall be consistent with the Trust’s redemption policies and undertakings, as set forth in the Trust’s Prospectus;

(ii)            Neither the Affiliated Redeeming Unitholder, nor any other party with the ability and the pecuniary incentive to influence the In Kind Distribution, may select, or influence the selection of, the distributed Securities;

(iii)          Upon an In Kind Distribution by the Affiliated Redeeming Unitholder, the Trustee shall distribute to the Affiliated Redeeming Unitholder its proportionate share of every Security in the Trust’s portfolio, provided that if the Trustee is not an affiliated person (as the term “affiliated person” is defined in the Investment Company Act) of the Affiliated Redeeming Unitholder, the Trustee may exclude Discretionary Assets (as defined below) from the In Kind Distribution to the extent that the Trustee cannot practicably distribute such Discretionary Assets without undue burden or adverse impact to the Trust or its Unitholders. If the Trustee determines that it is impracticable to distribute the Discretionary Assets in kind, the Trustee shall sell or liquidate the Discretionary Assets to raise funds to satisfy the redemption, provided that if the Trustee cannot sell or liquidate the Discretionary Assets, the Trustee may sell or liquidate other Securities;

(iv)          The In Kind Distribution may not favor the Affiliated Redeeming Unitholder to the detriment of any other Unitholder;

(v)            The Trustee shall monitor each In Kind Distribution on a quarterly basis for compliance with all provisions of this Section 6.02; and

(vi)          The Trustee shall maintain and preserve for a period of not less than six (6) years from the end of the fiscal year in which the In Kind Distribution occurs, the first two (2) years in an easily accessible place, records for each In Kind Distribution setting forth the identity of the Affiliated Redeeming Unitholder, a description of the composition of the Trust’s portfolio (including each asset’s value) immediately prior to the In Kind Distribution, a description of each Security distributed in-kind, the terms of the In Kind Distribution, the information or materials upon which the asset valuations were made, and a description of the composition of the Trust’s portfolio (including each asset’s value) one (1) month after the In Kind Distribution.

(vii)        The term “Affiliated Redeeming Unitholder” shall mean an affiliated person or a promoter of or a principal underwriter for the Trust, or an affiliated person of such a person, promoter or principal underwriter. The terms “affiliated person,” “promoter” and “principal underwriter” as used in the preceding sentence shall have the meanings assigned to each such term in the Investment Company Act.

(viii)      The term “Discretionary Assets” shall mean (a) securities that, if distributed, would be required to be registered under the Securities Act; (b) securities issued by entities in countries that (1) restrict or prohibit the holding of securities by non-nationals other than through qualified investment vehicles, or (2) permit transfers of ownership of securities to be effected only by transactions conducted on a local stock exchange; and (c) any assets that, although they may be liquid and marketable, must be traded through the marketplace or with the counterparty to the transaction in order to effect a change in beneficial ownership.

Notwithstanding anything to the contrary herein, no Unitholder of a Grantor Trust may elect to have Units redeemed through an In Kind Distribution within thirty (30) days of the termination of such Trust. Furthermore, In Kind Distribution may be suspended at the discretion of the Depositor upon sixty (60) days’ written notice to a Trust’s Unitholders.

(c)             The Trustee may in its discretion, and shall when so directed by the Depositor, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Price therefor for more than seven calendar days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which disposal by such Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or (3) for such other period as the SEC may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

(d)            Not later than the close of business on the day of tender of a Unit for redemption by a Unitholder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the second Business Day after the day on which such Unit was tendered for redemption. Such purchase shall be made by payment for such Unit by the Depositor to the Unitholder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Unitholder.

Any Unit so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the unit investment trust division office of the Trustee in the manner provided in the first paragraph of this Section 6.02.

If the Depositor does not elect to purchase any Units of a Trust tendered to the Trustee for redemption, or if Units are being tendered by the Depositor for redemption, that portion of the Redemption Price which represents interest shall be withdrawn from the Income Account of such Trust to the extent available. The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Capital Account of such Trust to the extent that funds are available for such purpose. If such available balance shall be insufficient, the Trustee shall sell such of the Securities held in such Trust, currently designated for such purposes by the Supervisor, as the Trustee in its sole discretion shall deem necessary. The Trustee is authorized to advance funds to the Trust for the payment of the Redemption Price and to reimburse itself the amount of such advance from the proceeds of Securities sold or when sufficient funds are next available in the Capital Account. In the event that funds are withdrawn from such Capital Account for payment of accrued interest, such Capital Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in such Income Account.

For the purpose of funding the Capital Account for payment of the Redemption Price with respect to each tender of a Unit or Units for redemption, the Depositor may direct the Trustee to sell and, in the absence of contrary direction from the Depositor, the Trustee may sell, the pro rata amount of each Security allocable to the tendered Units as soon as reasonably practicable following such tender. In determining such pro rata amount, the Trustee may apply the calendar month aggregation method provided in Treas. Reg. Section 1.671-5(c)(2)(iv)(G)(3)(i). If the proceeds of such pro rata sales are insufficient, the Trustee may (i) sell additional Securities as directed by the Supervisor or, in the absence of direction, sell Securities in amounts which are reasonably pro rata as determined by the Trustee or (ii) advance funds required to pay the Redemption Price, provided that the Trustee shall have no obligation to advance funds if the unreimbursed amount advanced to the Trust for this purpose then equals at least $15,000. When directed by the Depositor or determined by the Trustee, but in all events as promptly as reasonably practicable whenever the unreimbursed amount advanced by the Trustee equals or exceeds $15,000, the Trustee shall sell additional Securities in the manner provided in clause (i) of the preceding sentence and shall reimburse itself the amount of the advance, provided that the Trustee’s right to reimbursement shall not be affected by any delay in sale or reimbursement. The Trustee’s right to reimbursement shall be secured by a lien on the Trust prior to the interest of the Unitholders. The net proceeds of any sale of Securities representing income shall be credited to the Income Account and then disbursed therefrom for payment of expenses and payments to Unitholders as otherwise provided in this Indenture. The balance of such net proceeds shall be credited to the Capital Account. The Depositor and the Trustee shall use their reasonable efforts to conduct pro rata sales of Securities qualifying for exception from tax reporting as described in Treas. Reg. Section 1.671-5(c)(2)(iv)(G) and, during the final calendar year of the Trust, qualifying for the exception from tax reporting described in Treas. Reg. Section 1.671-5(c)(2)(iv)(F). Notwithstanding the foregoing, neither the Trustee nor the Depositor shall be liable to any person in the event sales proceeds for any calendar year exceed the general de minimis test of Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(1) (whether or not due to a failure to sell Securities pro rata) or otherwise require reporting under Treas. Reg. Section 1.671-5.

(e)             The Supervisor, who may consult with the Depositor, shall designate the Securities held in each Trust to be sold for the purpose of redemption of Units tendered for redemption and not purchased by the Depositor, and for payment of expenses hereunder, provided that if the Supervisor shall for any reason fail to designate Securities for such purpose the Trustee, in its sole discretion, may designate Securities for such purposes. The net proceeds of any sales of Securities representing principal shall be credited to the Capital Account of a

Trust and the proceeds of such sales representing accrued interest shall be credited to the Income Account of a Trust.

(f)             The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 6.02.

Section 6.03.     Transfer or Interchange of Units. Units will be held in uncertificated form. Units may be transferred by the registered holder through an electronic interface with the Trustee.

The Trustee may deem and treat the person in whose name any Unit shall be registered upon the books of the Trustee as the owner of such Unit for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Unit shall be so registered.

A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Trustee. The Trustee may require a Unitholder to pay a reasonable fee which the Trustee in its sole discretion shall determine for each transfer or interchange.

Section 6.04.     Rollover of Units. (a) If the Depositor shall offer a subsequent series of a Trust (the “New Series”), the Trustee shall, if so directed and at the time specified by the Depositor, send a form of election to Unitholders (which may be included in the notice sent to Unitholders specified in Section 9.02) whereby Unitholders, whose redemption distribution would be in an amount sufficient to purchase at least one (1) Unit of the New Series, may elect to have their Units redeemed through an In Kind Distribution in the manner provided in Section 6.02, the Securities included in the In Kind Distribution sold, and the cash proceeds applied by the Distribution Agent to purchase Units of the New Series, all as hereinafter provided. The Trustee shall honor properly completed election forms returned to the Trustee, accompanied by a properly completed redemption request with respect to Units, by its close of business five (5) days prior to the Special Redemption Date.

All Units so tendered by a Unitholder (a “Rollover Unitholder”) shall be redeemed and canceled on the Special Redemption Date. Subject to payment by such Rollover Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made through an In Kind Distribution pursuant to Section 6.02 by distribution of cash and/or Securities to the Distribution Agent on the Special Redemption Date (herein called the “Rollover Distribution”). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the Special Redemption Date.

All Securities included in a Unitholder’s Rollover Distribution shall be sold by the Distribution Agent on the Special Redemption Date specified in the Prospectus pursuant to the Depositor’s direction, and the Distribution Agent may employ the Depositor as broker or agent in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided however, that its compensation shall not exceed the amount authorized by applicable securities laws and regulations. In the event the Depositor does not direct the manner in which Securities are to be sold, the Securities shall be sold in such manner as the Distribution Agent, in its sole discretion, shall determine. The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

Upon each trade date for sales of Securities included in the Rollover Unitholder’s Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unitholder, enter into a contract with the Depositor to purchase from the Depositor Units of the New Series (if any), at the public offering price for such Units on the Special Redemption Date. Such contract shall provide for purchase of the maximum number of Units of the New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unitholder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unitholder’s Rollover Distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unitholder as of the settlement date for the purchase of Units of the New Series to purchase the maximum number of Units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unitholder’s Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of the New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the Units as to which there was a cash shortfall without any liability to the Rollover Unitholder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unitholder by check mailed to the address of such Unitholder on the registration books of the Trustee. Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

(b)            Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer a New Series in the future, and if so, this Section 6.04 shall be inoperative.

(c)             The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be entitled to receive reimbursement from the Trust for any and all expenses and disbursements to the same extent as the Trustee is permitted reimbursement hereunder.

Article VII

Trustee

Section 7.01.     General Definition of Trustee’s Liabilities, Rights and Duties. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unitholders thereof pursuant to the terms of this Indenture, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Capital Accounts of such Trust and the payment of such costs and expenses shall be secured by a prior lien on such Trust.

In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth the liabilities of the Trustee are further defined as follows:

(a)             all moneys deposited with or received by the Trustee hereunder related to a Trust shall be held by it without interest in trust as part of such Trust or the Reserve Account of such Trust until required to be disbursed in accordance with the provisions of this Indenture and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved, the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act;

(b)            the Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, Securities or certificates pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture, or otherwise, except by reason of its own gross negligence, lack of good faith or willful misconduct, provided that the Trustee shall not in any event be liable or responsible for any evaluation made by the Evaluator. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto and the Unitholders. The Trustee shall in no event be deemed to have assumed or incurred any liability, duty or obligation to any Unitholder or the Depositor, other than as expressly provided for herein;

(c)             the Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, the Evaluator or the Supervisor, or for the form, character, genuineness, sufficiency, value or validity of any Letter of Credit or any Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of the Units, and the Trustee shall in no event assume or incur any liability, duty, or obligation to any Unitholder or the Depositor, the Evaluator or the Supervisor, other than as expressly provided for herein.

The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor, the Evaluator or the Supervisor;

(d)            the Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability, unless, as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Income and Capital Accounts of the affected Trust or Trusts;

(e)             (I) subject to the provisions of subparagraph (II) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel acceptable to the Trustee, which may be counsel to the Depositor; provided, however, that this disclaimer of liability shall not (i) excuse the Trustee from the responsibilities specified in subparagraph (II) below or (ii) limit the obligation of the Trustee to indemnify the Trust under paragraph 7.01(f) hereof. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the affected Trust as set forth in Section 7.04 hereof;

(II) The Trustee may place and maintain in the care of an eligible foreign custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (I) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership interest) the Trust’s foreign securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust’s foreign securities transactions, provided that:

(1)            The Trustee shall have:

(i)              determined that maintaining the Trust’s assets in a particular country or countries is consistent with the best interests of the Trust and the Unitholders;

(ii)            determined that maintaining the Trust’s assets with such eligible foreign custodian is consistent with the best interests of the Trust and the Unitholders; and

(iii)          entered into a written contract which is consistent with the best interests of the Trust and the Unitholders, and which will govern the manner in which such eligible foreign custodian will maintain the Trust’s assets and which provides that:

(A)           The Trust will be adequately indemnified and its assets adequately insured in the event of loss;

(B)           The Trust’s assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the eligible foreign custodian or its creditors except a claim for payment for their safe custody or administration;

(C)           Beneficial ownership of the Trust’s assets will be freely transferable without the payment of money or value other than for safe custody or administration;

(D)           Adequate records will be maintained identifying the assets as belonging to the Trust;

(E)            The Trust’s independent public accountants will be given access to records identifying assets of the Trust or confirmation of the contents of those records; and

(F)            The Trustee will receive periodic reports with respect to safekeeping of the Trust’s assets, including, but not necessarily limited to, notification of any transfer to or from the Trustee’s account.

(2)            The Trustee shall establish a system to monitor such foreign custody arrangements to ensure compliance with the conditions of this subparagraph.

(3)            The Trustee, at least annually, shall review and approve the continuing maintenance of Trust assets in a particular country or countries with a particular eligible foreign custodian or particular eligible foreign custodians as consistent with the best interests of the Trust and the Unitholders.

(4)            The Trustee shall maintain and keep current written records regarding the basis for the choice or continued use of a particular eligible foreign custodian pursuant to this subparagraph, and such records shall be available for inspection by unitholders and the SEC at the Trustee’s offices at all reasonable times during its usual business hours.

(5)            Where the Trustee has determined that a foreign custodian may no longer be considered eligible under this subparagraph or that, pursuant to clause (3) above, continuance of the arrangement would not be consistent with the best interests of the Trust and the Unitholders, the Trust must withdraw its assets from the care of that custodian as soon as reasonably practicable, and in any event within 180 days of the date when the Trustee made the determination.

As used in this subparagraph (II),

(1)            “foreign securities” include: securities issued and sold primarily outside the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the government of the United States or by any state or any political subdivision thereof or by any agency thereof or by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.

(2)            “eligible foreign custodian” means:

(a)             The following securities depositories and clearing agencies which operate transnational systems for the central handling of securities or equivalent book entries which, by appropriate exemptive order issued by the SEC, have been qualified as eligible foreign custodians for the Trust but only for so long as such exemptive order continues in effect: Morgan Guaranty Trust Company of New York, Brussels, Belgium, in its capacity as operator of the Euroclear System (“Euroclear”), and Central de Livraison de Valeurs Mobilires, S.A. (“CEDEL”).

(b)            Any other entity that shall have been qualified as an eligible foreign custodian for the foreign securities of the Trust by the SEC by exemptive order, rule or other appropriate action, commencing on such date as it shall have been so qualified but only for so long as such exemptive order, rule or other appropriate action continues in effect.

The determinations set forth above to be made by the Trustee should be made only after consideration of all matters which the Trustee, in carrying out its fiduciary duties, finds relevant, including, but not necessarily limited to, consideration of the following:

(1)            With respect to the selection of the country where the Trust’s assets will be maintained, the Trustee should consider:

(a)             Whether applicable foreign law would restrict the access afforded the Trust’s independent public accountants to books and records kept by an eligible foreign custodian located in that country;

(b)            Whether applicable foreign law would restrict the Trust’s ability to recover its assets in the event of the bankruptcy of an eligible foreign custodian located in that country;

(c)             Whether applicable foreign law would restrict the Trust’s ability to recover assets that are lost while under the control of an eligible foreign custodian located in that country;

(d)            The likelihood of expropriation, nationalization, freezes, or confiscation of the Trust’s assets; and

(e)             Whether difficulties in converting the Trust’s cash and cash equivalents to U.S. dollars are reasonably foreseeable.

(2)            With respect to the selection of an eligible foreign custodian, the Trustee should consider:

(a)             The financial strength of the eligible foreign custodian, its general reputation and standing in the country in which it is located, its ability to provide efficiently the custodial services required and the relative cost for those services;

(b)            Whether the eligible foreign custodian would provide a level of safeguards for maintaining the Trust’s assets not materially different from that provided by the Trustee in maintaining the Trust’s Securities in the United States;

(c)             Whether the eligible foreign custodian has branch offices in the United States in order to facilitate the assertion of jurisdiction over and enforcement of judgments against such custodian; and

(d)            In the case of an eligible foreign custodian that is a foreign securities depository, the number of participants in, and operating history of, the depository.

(3)            The Trustee should consider the extent of the Trust’s exposure to loss because of the use of an eligible foreign custodian. The potential effect of such exposure upon Unitholders shall be disclosed, if material, by the Depositor in the Prospectus relating to the Trust.

(f)             The Trustee will indemnify and hold the Trust harmless from and against any loss that shall occur as the result of the failure of an eligible foreign custodian holding the foreign securities of the Trust to exercise reasonable care with respect to the safekeeping of such foreign securities to the same extent that the Trustee would be required to indemnify and hold the Trust harmless if the Trustee were holding such foreign securities in the jurisdiction of the United States whose laws govern the indenture, provided, however, that the Trustee will not be liable for loss except by reason of the gross negligence, bad faith or willful misconduct of the Trustee or the eligible foreign custodian.

(g)            If at any time the Depositor shall resign or fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (1) appoint a successor depositor who shall act hereunder in all respects in place of such Depositor which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the Income Account of the affected Trust or, to the extent funds are not available in such Income Account, from the Capital Account of the affected Trust but no such deduction shall be made exceeding such reasonable amount as the SEC may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act, or (2) act hereunder in its own discretion without appointing any successor depositor and receive additional compensation at rates determined as provided in clause (1); or (3) terminate and liquidate the affected Trust in the manner provided in Section 9.02;

(h)            If (i) the value of any Trust as shown by any Trust Evaluation pursuant to Section 6.01 hereof shall be less than 40% of the aggregate principal amount of Securities initially deposited in such Trust, the Trustee may in its discretion, and shall when so directed by the Depositor, terminate this Indenture and the Trust created hereby and liquidate such Trust, in such manner as the Depositor shall direct, or, if the Depositor does not so direct, in such manner as the Trustee determines in its discretion, (ii) within ninety (90) days from the time that a Trust’s registration statement has first become effective under the Securities Act, the net worth of such Trust declines to less than $100,000 or such Trust is terminated, the Depositor shall refund, on demand and without deduction, all sales charges to each person who purchased Units of such Trust, and the Trustee shall liquidate the Securities then held by such Trust and distribute the proceeds thereof to the Unitholders of such Trust, or (iii) in the event that redemptions by the Depositor or any underwriter of Units of a Trust constituting a part of the Units not theretofore sold to the public results in such Trust having a net worth of less than 40% of the principal amount of the Securities initially deposited in such Trust, the Trustee shall terminate such Trust and distribute the assets thereof to the Unitholders of such Trust and the Depositor shall refund, on demand and without deduction, all sales charges to each person who purchased Units of such Trust from the Depositor or from any underwriter or dealer participating in the distribution.

(i)              In no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Income and Capital Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a lien on such Trust prior to the interests of the Unitholders;

(j)              Except as set forth herein or permitted by applicable law, no payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act) for any Trust or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed as an expense except for payment of such reasonable amounts as the SEC may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee;

(k)            The Trustee except by reason of its own gross negligence or willful misconduct shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(l)              The Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, obligations issued by the same issuer (or an affiliate of such issuer) of any Securities at any time held as part of the Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the rights and powers as if it were not the Trustee hereunder;

(m)          The Trust may include a letter or letters of credit issued by the Trustee in its individual capacity for the account of the Depositor, and the Trustee may otherwise deal with Depositor with the same rights and powers as if it were not the Trustee hereunder;

(n)            The Trustee is authorized to appoint as co-trustee of any Trust a trust company affiliated with the Trustee to perform the functions of custodian and receiving and paying agent; and

(o)            The Trustee may act, and may engage any corporation, partnership or other entity affiliated with The Bank of New York Mellon (an “Affiliated Entity”) to act as broker or dealer to execute transactions, including the purchase or sale of any securities currently distributed, underwritten or issued by any Affiliated Entity, and receive, or pay to the Affiliated Entity, as applicable, compensation for such services at standard commission rates, markups or concessions.

Section 7.02.     Books, Records and Reports. The Trustee shall keep proper books of record and account of all the transactions of each Trust under this Indenture at its unit investment trust division office including a record of the name and address of, and the Units issued by each Trust and held by, every Unitholder, and such books and records of each Trust shall be open to inspection by any Unitholder of such Trust at all reasonable times during the usual business hours.

Unless the Depositor determines that such an audit is not required, the account of each Trust shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and reports of such accountants shall be furnished by the Trustee, upon request, to Unitholders.

If provided for in the Prospectus for a Trust, the Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust’s registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Income Account, or to the extent funds are not available in such Account, from the Capital Account, against an invoice or invoices therefor presented to the Trustee by the Depositor. By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Trust expenses. The amount paid by the Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unitholders. The Depositor shall assure that the Prospectus for the Trust contains such disclosure as shall be necessary to permit payment by the Trust of the expenses contemplated by this paragraph under applicable laws and regulations. The provisions of this paragraph shall not limit the authority of the Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Trust as provided herein.

The Trustee shall make such annual or other reports as may from time to time be required to be filed by the Trustee under any applicable state or federal statute or rule or regulation thereunder.

With respect to any Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), the Depositor and the Trustee agree that the Trust meets the requirements of Treas. Reg. Section 1.671-5(f)(1)(i), and the Trustee is authorized: (i) to report in accordance with any of the safe harbor methods described in Treas. Reg. Section 1.671-5(f); (ii) to report sales proceeds, whenever permitted, as provided in Treas. Reg. Section 1.671-5(f)(1)(iv)(B); (iii) to report proceeds of sales and dispositions described in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(4)(ii) as provided in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(4)(i); (iv) if so directed by the Depositor, to use the measuring date, as defined in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(1), in lieu of the start-up date; and (v) to use any method permitted by the Treasury for the purpose of determining the net asset value of the Trust pursuant to Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(1), if directed to do so by the Depositor. For purposes of Treas. Reg. Section 1.671-5(f)(1)(iv)(A)(2), the date of the last deposit under 2.01(b) prior to the expiration of the initial offering period, as certified to the Trustee by the Depositor, shall be considered the ‘start-up date’ of the Trust.

Section 7.03.     Indenture and List of Securities on File. The Trustee shall keep a certified copy or duplicate original of this Indenture on file at its unit investment trust division office available for inspection at all reasonable times during the usual business hours by any Unitholder, together with a current list of the Securities in each Trust.

Section 7.04.     Compensation. For services performed under this Indenture, the Trustee shall be paid an annual fee in the amount per Unit set forth in the applicable Trust Agreement, which fee shall accrue daily and be computed based on the number of Units outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 5.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). The Trustee shall charge a pro rated portion of its annual fee at the times specified in Section 3.05, which pro rated portion shall be calculated on the basis of the largest number of Units in such Trust at any time during the primary offering period. After the primary offering period has terminated, the fee shall accrue daily and be based on the number of Units outstanding on the first (1st) Business Day of each calendar year in which the fee is calculated or the number of Units outstanding at the end of the primary offering period, as appropriate. The Trustee may from time to time adjust its compensation as set forth above provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index for All Urban Consumers entitled “Services Less Rent of Shelter” or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged in installments by the Trustee against the Income and Capital Accounts of each Trust at the times specified in Section 3.05; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture. The Trustee shall also charge the Income and Capital Accounts of each Trust for any and all expenses and disbursements incurred hereunder, including license fees, if any, expenses incurred in printing and mailing quarterly, semi-annual or annual communications to Unitholders if the Prospectus so provides, legal and auditing expenses, and for any extraordinary services performed by the Trustee hereunder relating to such Trust. Such expenses may include an amount payable to the Trustee reflecting the cost to the Trustee of advancing funds to the Trust, such amount to be computed on the average balance of advances made to the Trust during the year and current short-term interest rates.

The Trustee shall be indemnified ratably by the affected Trusts and held harmless against any loss or liability accruing to it without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the cash balances in the Income and Capital Accounts of the affected Trust shall be insufficient to provide for amounts payable pursuant to this Section 7.04, the Trustee shall have the power to sell (i) Securities of the affected Trust from the Securities designated to be sold pursuant to Section 6.02 hereof, or (ii) if no such Securities have been so designated, such Securities of the affected Trust as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 7.04. Notwithstanding anything to the foregoing, if the Trustee sells or otherwise liquidates (i) Securities pursuant to this Section 7.04 for a Grantor Trust, the Trustee shall do so, as nearly as practicable, on a pro rata basis among all Securities held by the Trust and (ii) Fund Shares pursuant to this Section 7.04 for any Trust, the Trustee shall do so, as nearly as practicable, on a pro rata basis among all Securities held by the Trust.

The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 7.04, Any moneys payable to the Trustee pursuant to this Indenture shall be secured by a prior lien on the affected Trust.

Section 7.05.     Removal and Resignation of Trustee; Successor. The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

(a)             the Trustee or any trustee or trustees hereafter appointed may resign and be discharged of a Trust created by this Indenture, by executing an instrument in writing resigning as Trustee of such Trust and filing same with the Depositor and mailing a copy of a notice of resignation to all Unitholders then of record, not less than sixty (60) days before the date specified in such instrument when, subject to Section 7.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. In case at any time the Trustee shall not meet the requirements set forth in Section 7.07 hereof, or shall become incapable of acting, or if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Trustee in an involuntary case, or the Trustee shall commence a voluntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Trustee or for any substantial part of its property shall be appointed, or the Trustee shall generally fail to pay its debts as they become due, or shall fail to meet such written standards for the Trustee’s performance as shall be reasonably established from time to time by the Depositor, or if the Depositor determines in good faith that there has occurred either (1) a material deterioration in the creditworthiness of the Trustee or (2) one or more grossly negligent acts on the part of the Trustee with respect to a Trust, the Depositor, upon sixty (60) days’ prior written notice, may remove the Trustee and appoint a successor trustee, as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee. Notice of such resignation or removal of a trustee and appointment of a successor trustee shall be mailed by the successor trustee, promptly after its acceptance of such appointment, to each Unitholder then of record;

(b)            any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. No successor trustee shall be liable for the acts or omissions of its predecessor. Upon the request of such successor trustee, the Depositor and the retiring Trustee shall, upon payment of any amounts due the retiring Trustee, or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture;

(c)             in case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty (30) days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee;

(d)            any entity into which any trustee hereunder may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation to the contrary notwithstanding; and

(e)             any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof. The Trustee’s and each successor trustee’s right to indemnification shall survive its resignation or removal.

Section 7.06.     Reports to Securities and Exchange Commission and Others. The Trustee shall make such annual or other reports, make such elections and file such tax returns as the Depositor directs or as may from time to time be required under applicable state or federal statute or rule or regulation thereunder.

Section 7.07.     Qualifications of Trustee. The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.

Article VIII

RIGHTS OF UNITHOLDERS

Section 8.01.     Beneficiaries of Trust. By the purchase and acceptance or other lawful delivery and acceptance of any Unit of a Trust the Unitholder shall be deemed to be a beneficiary of such Trust created by this Indenture and vested with all right, title and interest in such Trust to the extent of the Units subject to the terms and conditions of this Indenture.

Section 8.02.     Rights, Terms and Conditions. In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

(a)             a Unitholder may at any time prior to the Evaluation Time on the date on which a Trust is terminated tender his Units to the Trustee for redemption in accordance with Section 6.02;

(b)            the death or incapacity of any Unitholder shall not operate to terminate this Indenture or a Trust nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Fund or a related Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unitholder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder; and

(c)             except as set forth herein, no Unitholder shall have any right to vote or in any manner otherwise control the operation and management of the Fund or a related Trust, or the obligations of the parties hereto, nor shall anything herein set forth be construed so as to constitute the Unitholders from time to time as partners or members of an association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.

Article IX

ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

Section 9.01.     Amendments. (a) This Indenture may be amended from time to time by the Depositor and Trustee or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to change any provision required by the SEC or any successor governmental agency, (iii) to make such other provision in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders or (iv) to make such amendments as may be necessary (A) for the Trust to continue to qualify as a “regulated investment company” for federal income tax purposes if the Trust has elected to be taxed as such under the Code, or (B) to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes if the Trust has not elected to be taxed as a “regulated investment company” under the Code. This Indenture may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities other than those specified in the Schedule(s) to the Trust Agreement or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments. This Indenture may not be amended so as to reduce the interest in a Trust represented by Units without the consent of all affected Unitholders.

(b)            Except for the amendments, changes or modifications as provided in Section 9.01(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 66 2/3% of the Units then outstanding of the affected Trust. Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the affected Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture, (3) adversely affect the tax status of the Trust for federal income tax purposes or result in the Units being deemed to be sold or exchanged for federal income tax purposes or (4) unless the Trust has elected to be taxed as a “regulated investment company” for federal income tax purposes, result in a variation of the investment of Unitholders in the Trust.

(c)             Unless the Depositor directs that other notice shall be provided, the Trustee shall include in the annual report provided pursuant to Section 3.06 notification of the substance of such amendment.

Section 9.02.     Termination. This Indenture and each Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as hereinbefore specified, and may be terminated at any time by the written consent of Unitholders representing at least 66 2/3% of the Units then outstanding of the respective Trust (the “Mandatory Termination Date”); provided that in no event shall any Trust continue beyond its Mandatory Termination Date. If the value of a Trust shall be less than the applicable minimum value stated in the Prospectus, the Trustee may in its discretion, and shall, when so directed by the Depositor, terminate the Trust. Upon the date of termination the registration books of the Trustee shall be closed.

In the event of any termination of the Trust prior to the Mandatory Termination Date, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 9.02, except that in such event, the distribution to each Unitholder shall be made in cash and shall be such Unitholder’s pro rata interest in the balance of the Capital and Income Accounts after the deductions herein provided. In the event that the Trust shall terminate on or after the Mandatory Termination Date, the Trustee shall, not less than thirty (30) days prior to the Mandatory Termination Date, send a written notice to all Unitholders of record. If such Unitholder owns the minimum number of Units set forth in a Trust’s Prospectus, such notice shall further indicate that such Unitholder may elect to receive an In Kind Distribution in connection with the termination of such Trust (as described in Section 6.02). The Trustee will honor duly executed requests for In Kind Distributions received by the close of business ten (10) Business Days prior to the Mandatory Termination Date. Unitholders who do not effectively request an In Kind Distribution shall receive their distribution upon termination in cash.

On the Mandatory Termination Date of a Trust, this Indenture and the related Trust created hereby shall terminate. In connection with such termination, the Trustee shall segregate such Securities as shall be necessary to satisfy distributions to Unitholders electing In Kind Distributions.

Commencing no earlier than the Business Day following that date on which Unitholders must submit to the Trustee notice of their request to receive an In Kind Distribution of Securities at termination, the Trustee will liquidate the Securities not segregated for In Kind Distributions during such period and in such daily amounts as the Supervisor shall direct. The Depositor shall direct the liquidation of the Securities in such manner as to effectuate orderly sales and a minimal market impact. The Depositor reserves the right to sell Securities over a period of up to twenty  (20) Business Days. In the event the Depositor does not so direct, the Securities shall be sold within a reasonable period and in such manner as the Trustee, in its sole discretion, shall determine. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the Depositor’s direction or, in the absence of such direction, in the exercise of the discretion granted by this Section 9.02. The Trustee shall deduct from the proceeds of these sales and pay any tax or governmental charges and any brokerage commissions in connection with such sales. Amounts received by the Trustee representing the proceeds from the sales of Securities shall be credited to the Capital Account.

On the fifth (5th) Business Day following receipt of all proceeds of sale of the Securities, the Trustee shall:

(a)             deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account of such Trust, from the Capital Account of such Trust, and pay to itself individually an amount equal to the sum of (i) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with such Trust, and (iii) any costs, expenses or indemnities in connection with such Trust as provided herein;

(b)            deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account, from the Capital Account of such Trust, and pay accrued and unpaid fees of the Depositor, Evaluator, Supervisor and counsel in connection with such Trust, if any;

(c)             deduct from the Income Account of such Trust or the Capital Account of such Trust any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;

(d)            make final distributions from the Trust, as follows:

(i)              to each Unitholder requesting an In Kind Distribution (a) holder’s pro rata portion of each of the Securities segregated for distribution in kind, in whole shares, and (b) cash equal to such Unitholder’s pro rata portion of the Income and Capital Accounts as follows: (1) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unitholder’s pro rata share of the Securities not segregated for liquidation to provide for Trust expenses and (2) such other cash as may properly be included in such Unitholder’s pro rata share of the sum of the cash balances of the Income and Capital Accounts as of the Mandatory Termination Date plus, in either case, the net proceeds of sale of the Securities segregated for liquidation to provide for Trust expenses less deduction of the fees and expenses specified in this Section 9.02 and less deduction of the Trustee’s cost of registration and delivery of such Unitholder’s Securities;

(ii)            to each Unitholder receiving a distribution in cash, such holder’s pro rata share of the cash balances of the Income and Capital Accounts; and

(iii)          on the conditions set forth in Section 3.04 hereof, to all Unitholders, their pro rata share of the balance of the Reserve Account.

To the extent possible, In Kind Distributions of Securities shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unitholder’s bank or broker-dealer at the Depository Trust Company; and

(e)             together with such distribution to each Unitholder as provided for in (d), furnish to each such Unitholder a final distribution statement, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

The Trustee shall be under no liability with respect to moneys held by it in the Income, Reserve and Capital Accounts of a Trust upon termination except to hold the same in trust within the meaning of the Investment Company Act, without interest until disposed of in accordance with the terms of this Indenture.

Section 9.03.     Termination of a Target Index. Notwithstanding anything to the contrary herein, if at any time an Index Trust’s Target Index shall no longer be compiled, maintained or made available, the Depositor may (a) direct that the Index Trust continue to be operated hereunder utilizing the components of the Target Index, and the percentage weightings of such components, as existed on the last date on which the Target Index components and weightings were available to the Trust or (b) direct the Trustee to terminate this Indenture and the related Index Trust and liquidate the Index Trust in such manner as the Depositor shall direct.

Section 9.04.     Construction. This Indenture is executed and delivered in the State of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Unitholders and the interpretation of the provisions hereof.

Section 9.05.     Registration of Units. Except as provided herein, the Depositor agrees and undertakes on its own part to register Units with the SEC or other applicable governmental agency, federal or state, pursuant to applicable federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to maintain the registration of the Fund and to comply with this provision during the term of the Trusts created hereunder, and the Trustee shall incur no liability or be under any obligation for expenses in connection therewith.

Section 9.06.     Written Notice. Any notice, demand, direction or instruction to be given to the Depositor, the Evaluator or the Supervisor hereunder shall be in writing and shall be duly given if mailed or delivered to such party at 333 West Wacker Drive, Chicago, IL 60606, or at such other address as shall be specified by the Depositor, Evaluator or Supervisor to the other parties hereto in writing.

Any notice, demand, direction or instruction to be given to the Trustee hereunder shall be in writing and shall be duly given if mailed or delivered to the unit investment trust division office of the Trustee at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, or at such other address as shall be specified by the Trustee to the other parties hereto in writing.

Any notice to be given to the Unitholders shall be duly given if mailed or delivered to each Unitholder at the address of such holder appearing on the registration books of the Trustee.

Section 9.07.     Severability. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture.

Section 9.08.     Dissolution of Depositor Not to Terminate. The dissolution of the Depositor from or for any cause whatsoever shall not operate to terminate this Indenture or a Trust insofar as the duties and obligations of the Trustee are concerned.

In Witness Whereof, the undersigned have caused these Standard Terms and Conditions of Trust to be executed; all as of the day, month and year first above written.

Nuveen Securities, LLC

By	______________________________________ Name: Title:

Nuveen Fund Advisors, LLC

By	______________________________________ Name: Title:

The Bank of New York Mellon

By	______________________________________ Name: Title: